Exhibit 99.1

World Fuel Services Completes Texor Petroleum Acquisition

Doubles Volume in Land Based Fuel Segment

MIAMI--(BUSINESS WIRE)--World Fuel Services Corporation (NYSE:INT) announced today that its wholly owned subsidiary, World Fuel Services, Inc., has completed the previously announced acquisition of select assets of Texor Petroleum Company (“Texor”), including the assets comprising Texor’s wholesale motor fuel distribution business.

“Texor strongly enhances our position in the land based fuel market and we look forward to working closely with the Texor leadership team on the significant opportunities which lie ahead,” said Michael J. Kasbar, president and chief operating officer of World Fuel Services Corporation. “The combination of Texor, our recent global ERP system implementation and the acquisition of AVCARD, enhances our scalable ability to manage price, quantity control and logistics for our land and aviation customers. This is the next logical step in our ongoing strategy to embed broader value added fuel management services within our already rich value proposition,” added Kasbar.

Texor is based in Riverside, Illinois and has approximately 125 employees. Texor, the largest independent motor fuel marketer in Illinois, is an authorized branded distributor for Citgo Petroleum Corporation, ConocoPhillips Company, ExxonMobil Oil Corporation, Marathon Petroleum Company LLC, Shell Oil Company and Valero Energy Corporation. Texor distributes gasoline and diesel fuel under long-term contracts to over 250 retail petroleum operators in northern Illinois and northwest Indiana and is also a significant supplier to industrial, commercial and government accounts.

“We are very excited to be joining forces with a company that has the global breadth and depth of World Fuel,” stated Thomas E. Gleitsman, chairman and chief executive officer of Texor. “This transaction will significantly enhance our ability to capitalize on the tremendous growth opportunities in the retail branded petroleum market,” added Anthony E. Speiser, president of Texor.

“In addition to the strategic benefits of this acquisition, the immediate accretiveness of this transaction combined with Texor’s solid cash flow profile and return on capital, demonstrate the significant economic value of this transaction to World Fuel,” said Ira M. Birns, executive vice president and chief financial officer of World Fuel Services Corporation. “We expect this transaction to be $0.08 to $0.10 accretive to earnings in the first full year,” added Birns.

About World Fuel Services Corporation

Headquartered in Miami, Florida, World Fuel Services Corporation is a global leader in the marketing and sale of marine, aviation and land fuel products and related services. World Fuel Services provides fuel and related services at more than 2,500 airports, seaports and tanker truck loading terminals in over 190 countries worldwide. With 43 offices (including satellite offices) strategically located throughout the world, World Fuel Services offers its customers a value-added outsource service for the supply, quality control, logistical support and price risk management of marine, aviation and land fuel.

The Company’s global team of market makers provides deep domain expertise in all aspects of marine, aviation and land fuel management. World Fuel’s marine customers include international container and tanker fleets and time-charter operators, as well as the United States and foreign governments. Aviation customers include commercial airlines, cargo carriers and corporate clientele, as well as the United States and foreign governments. Land customers are primarily petroleum distributors. For more information, call 305-428-8000 or visit http://www.wfscorp.com.

Information Relating to Forward-Looking Statements

With the exception of historical information in this news release, this document includes forward-looking statements that involve risks and uncertainties, including, but not limited to, quarterly fluctuations in results, the management of growth, fluctuations in world oil prices or foreign currency, major changes in political, economic, regulatory, or environmental conditions, the loss of key customers, suppliers or key members of senior management, uninsured losses, competition, credit risk associated with accounts and notes receivable, and other risks detailed from time to time in the Company’s Securities and Exchange Commission filings. Actual results may differ materially from any forward-looking statements set forth herein.

CONTACT:
World Fuel Services Corporation, Miami
Ira M. Birns, 305-428-8000
Executive Vice President & Chief Financial Officer
or
Francis X. Shea, 305-428-8000
Executive Vice President & Chief Risk and
Administrative Officer